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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                               AMENDMENT NO. 1
                                      TO
                                   FORM 8-K

                              ------------------


                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Amendment No. 1 to Form 8-K (Date of earliest event reported):
                        April 30, 1997 (April 2, 1997)


                                 CHIREX INC.
            (Exact name of registrant as specified in its charter)



         Delaware                      0-27698                        04-3296309
(State or other jurisdiction     (Commission File No.)     (IRS Employer Identification No.)
  of incorporation)

                               65 William Street
                                   Suite 330
                           Wellesley, Massachusetts
                   (Address of principal executive offices)

                                (617) 431-2200
             (Registrant's telephone number, including area code)


                               Page 1 of 4 Pages
                           Exhibit Index on Page 4


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                                                                               2
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On April 9, 1997, ChiRex Inc., a Delaware corporation (the "Company" or "ChiRex"), announced the sale of its acetaminophen business, including related intellectual property, to the French pharmaceutical company, Rhone-Poulenc Chimie S.A. ("RPC") pursuant to an Asset Purchase Agreement between ChiRex, ChiRex Limited, an indirect wholly-owned subsidiary of ChiRex, and RPC dated April 2, 1997 (the "Agreement"). Under the terms of the Agreement, ChiRex will continue to manufacture acetaminophen (also known as paracetamol or APAP) for RPC pursuant to a Supply Agreement for a period to effect a seamless transfer of customers. In addition, the parties are seriously exploring opportunities to develop a partnership whereby ChiRex and RPC will jointly develop and ChiRex will manufacture intermediates and active ingredients for RPC.

In connection with the sale, ChiRex expects to receive total net proceeds of U.S.$6.3 ((pound)3.8) million, of which U.S.$4.1 ((pound)2.5) million has been received, with the balance being paid over three years subject to certain conditions. ChiRex will record a second quarter charge of U.S.$4.4 million (approximately 5.0% of networth) or U.S.$0.39 per share in connection with the sale including: (i) a net asset write-off of U.S.$5.6 million, (ii) severance and restructuring of U.S.$3.1 million offset by, (iii) net after-tax proceeds of U.S.$4.2 million. ChiRex expects to file pro forma financial statements with its 1997 first quarter 10Q Securities and Exchange Commission filing that reflect the sale of the acetaminophen business.

"The sale of the acetaminophen business reflects our commitment to eliminate low-margin, low-growth non-core products and to focus on the production of high-margin, high-growth core products," said Alan R. Clark, Chairman and CEO of ChiRex. "Unfortunately, one of the results is a reduction of employment at our Dudley site. In addition, we have embarked on an across-the-board expense reduction, which is metered to make this divestiture earnings-neutral in 1997. Significantly, this sale is the final strategic measure to position
ChiRex as a leading contract manufacturing organization for the pharmaceutical industry and to focus management attention on the growth opportunity before us."

ChiRex is a Contract Manufacturing Organization serving the outsourcing needs of the pharmaceutical industry through its extensive pharmaceutical fine chemical manufacturing and process development capabilities and proprietary technologies. The Company supports and supplements the in-house development and manufacturing capabilities of its pharmaceutical and biotechnology customers with a broad range of fully integrated services, accelerating the time from drug discovery to commercialization. ChiRex currently produces 54 products, of which 29 are core products, in its world-class, cGMP manufacturing facilities located in Dudley, Northumberland, England. ChiRex holds 54 patents and patent applications in the field of chiral chemistry.

Any statements contained in this Current Report on Form 8-K that relate to future plans, events or performance, including the scheduled disposition of the acetaminophen business, are forward-looking statements that involve risks and uncertainties, including, but not limited to, product development and market acceptance risks, product manufacturing risks, the impact of competitive products and pricing, the results of current and future licensing and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, risks of product nonapproval or delays or post-approval reviews by the FDA or foreign regulatory authorities, and other risks identified in ChiRex's other Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. ChiRex undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (b) Pro Forma Financial Statements.

     The following unaudited pro forma combined statements of operations are based on the historical statements of operations of the Company for the year ended December 31, 1996 and the three month period ended March 31, 1997, adjusted to give effect to (i) the disposition of the acetaminophen business,
(ii) the merger of a subsidiary of the Company with and into ChiRex America Inc. (formerly SepraChem Inc.) (the "Merger") and (iii) the acquisition of ChiRex (Holdings) Limited, the corporate parent of ChiRex Limited (formerly Sterling Organics Limited) (the "Contribution") as if all events had occurred as of January 1, 1996. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The voluntary disposition of the acetaminophen business was timed to take advantage of increased core production activity within the Company's manufacturing facilities, and the associated benefit of additional overhead absorption. The Company has also announced and implemented a 4% cost reduction program. The following combined pro forma statements of operations do not show the effect of either of these facts.

     The combined pro forma statements of operations are not necessarily indicative of future operating results or what the Company's results of operations would actually have been had the disposition, Merger and Contribution occurred on January 1, 1996. The pro forma combined statement of operations should be read in conjunction with the historical financial statements of the Company.
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                                   CHIREX INC.
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


FOR THE THREE MONTH PERIOD ENDED MARCH 31 1997
----------------------------------------------

                                        CHIREX INC.
                                        THREE MONTHS
                                           ENDED                                 PRO FORMA
                                        MARCH 31, 1997                          ADJUSTMENTS   PRO FORMA
                                        --------------                          -----------   ---------
Revenues:
     Product sales                          $26,284                              $(6,987)(1)    $19,297
     License fee and royalty income             222                                                 222
                                            -------                              -------        -------
         Total revenues                      26,506                               (6,987)        19,519

Costs and expenses:
     Cost of goods sold                      20,591                               (6,020)(2)     14,571
     Research and development                 1,187                                  (33)(3)      1,154
     Selling, general and administrative      2,585                                 (116)(4)      2,469
                                            -------                              -------        -------
         Total operating expenses            24,363                               (6,169)        18,194

Operating income (loss)                       2,143                                 (818)         1,325
Interest expense                                134                                  134
                                            -------                              -------        -------
Income (loss) before income taxes             2,009                                 (818)         1,191
Provision for income taxes                      811                                 (270)(6)        541
                                            -------                              -------        -------
Net income (loss)                           $ 1,198                              $  (548)       $   650(7)
                                            =======                              =======        =======



FOR THE YEAR ENDED DECEMBER 31, 1996
------------------------------------

                                                              CHIREX INC.
                                           CHIREX INC.      JANUARY 1, 1996
                                           YEAR ENDED           THROUGH         PRO FORMA
                                        DECEMBER 31, 1997    MARCH 11, 1996    ADJUSTMENTS    PRO FORMA
                                        -----------------    --------------    -----------    ---------
Revenues:
     Product sales                          $73,440            $15,212          $(27,885)(1)   $ 60,767
     License fee and royalty income           1,175                                               1,175
                                            -------            -------          --------       --------
         Total revenues                      74,615             15,212           (27,885)        61,942

Costs and expenses:
      Cost of goods sold                     56,508             12,564           (23,767)(2)     45,305
      Research and development                3,517                558              (130)(3)      3,945
      Selling, general and administrative     8,876              1,300              (239)(4)      9,937
      Write-off of in-process research
         and development                      5,790                  -                            5,790
      Compensation related to stock plans     5,611                  -                            5,611
                                            -------            -------          --------       --------
         Total operating expenses            80,302             14,422           (24,136)        70,588

Operating income (loss)                      (5,687)               790            (3,749)        (8,646)
Interest expense                                755                690              (440)(5)      1,005
                                            -------            -------          --------       --------
Income (loss) before income taxes            (6,442)               100            (3,309)        (9,651)
Provision for income taxes                    1,867                 33            (1,018)(6)        882
                                            -------            -------          --------       --------
Net income (loss)                           $(8,309)           $    67          $ (2,291)      $(10,533)(7)
                                            =======            =======          ========       ========



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     Pro Forma Adjustments to Pro Forma Combined Statements of Operations for
     the three month period ended March 31, 1997 and the year ended December 31, 1996 consist of :

     (1) Reduction in revenues related to the sale of acetaminophen based on actual sales of such product in each period.

     (2) Reduction of costs of goods sold includes costs associated with the production of acetaminophen based on actual costs of $23,879 thousand and $6,020 thousand in the year ended December 31, 1996, and three month period ended March 31, 1997, respectively offset by an increase in depreciation of $112 thousand in the year ended December 31, 1996 reflecting an increased valuation of ChiRex Holdings Limited.

     (3) Reduction of research and development costs associated with the production of acetaminophen based on actual costs of $130 thousand and $33 thousand in the year ended December 31, 1996, and three month period ended March 31, 1997, respectively.

     (4) Reduction of selling, general and administrative costs associated with acetaminophen based on actual costs of $464 thousand and $116 thousand in the year ended December 31, 1996, and three month period ended March 31, 1997, respectively offset by an increase in amortization of goodwill related to the period prior to the Contribution of $225 thousand in the year ended December 31, 1996.

     (5) Reduction in interest expense related to debt retired in connection with the Contribution.

     (6) Income tax effect of pro forma adjustments, excluding amortization of goodwill which is not deductible for tax purposes.

     (7) Pro forma net income does not reflect one time charges associated with the disposition of the acetaminophen business. Under the agreement of the disposition, RPC is required to make specified payments to the Company, subject to certain conditions over a three year period. The Company anticipates it will recognize net sales proceeds of approximately $6.3 million, after considering likelihood of receipt of each required payment and the effect of discounting future cash receipts. In conjunction with the sale of the acetaminophen business, the Company intends to dispose of the related building and equipment which is estimated to result in a write down of approximately $8.3 million. Additionally, the Company has implemented a plan to terminate certain employees associated with the production of acetaminophen and otherwise restructure its operations, which is estimated to result in charges of approximately $4.6 million. The Company anticipates this transaction with result in a net negative impact on earnings of approximately $4.4 million, after consideration for the effect of tax.

    (c) Exhibits.

    The exhibits listed on the accompanying Index to Exhibits are filed as part of this Current Report on Form 8-K.




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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the Form 8-K filed on April 11, 1997 to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CHIREX INC.

                                            By:
Date:  April 30, 1997                            /S/ MICHAEL A. GRIFFITH
                                                 -----------------------
                                                 Name: Michael A. Griffith
                                                 Title: Chief Financial Officer
                                                                and
                                                              Secretary
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                                INDEX TO EXHIBITS


EXHIBIT NO.                   DESCRIPTION
-----------                   -----------
*2.1                  Asset Purchase Agreement between
                      ChiRex Limited, ChiRex Inc. and
                      Rhone-Poulenc Chimie S.A.

*99                   Press release dated April 9, 1997,
                      announcing the sale of ChiRex Inc.'s
                      Acetaminophen Business to Rhone-
                      Poulenc Chimie S.A.

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* Previously filed.